                                                                    EXHIBIT 10.1
                          BUSINESS CONSULTING AGREEMENT

         AGREEMENT, made and entered into as of the 4th day of January, 1999, by and between Xcel Associates, Inc. a New Jersey Corporation, with offices located at 224 Middle Road, 2nd floor, Hazlet, New Jersey 07730 ("XAI") and INSCI Corp., a Corporation with offices located at Two Westborough Business Park, Westborough, MA 01581("INSI").

                              W I T N E S S E T H:

         WHEREAS, XAI provides consultation and advisory services;

         WHEREAS, INSI desires to utilize XAI services in connection with increasing the market awareness of INSCI's common stock.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, XAI and INSI hereby agree as follows:

Consulting Services. Effective as of January 4, 1999, by and subject to the terms and conditions herein contained, XAI shall provide consultation and advisory services relating to increasing the market awareness of INSCI's common stock. These services will include, but are not limited to, presenting INSCI to investors, retail brokers, analysts, institutional investors, establishing meetings with INSCI and parties with buyside interest, preparing a company profile and news article and placing INSCI news and company information on investor news services and internet services.

Payment. In consideration for the services of XAI to be provided hereunder, INSCI will pay XAI the sum of $5,000 per month for a period of six months commencing with the execution of this Agreement. In addition, INSI agrees, at its sole option, to either pay XAI the sum of $4,000 per month for the term of this Agreement, or to grant 100,000 options (Options) to purchase INSCI Common Stock at $1.04, the fair market value as of the date of this Agreement. This option is first exercisable in one/sixth increments every thirty days over the term of this agreement, with the first increment being the date of this Agreement.

3. Expenses. INSI shall reimburse XAI for all pre-approved travel and other expenses incurred by it in rendering services hereunder, including any expenses incurred by consultants when such consultants are temporarily located outside of the metropolitan New York, area for the purpose of rendering services to or for the benefit of INSI pursuant to this Agreement. XAI shall provide receipts and vouchers to INSI for all expenses for which reimbursement is claimed.

4. Invoices. All pre-approved invoices for services provided to INSI and expenses incurred by XAI in connection therewith shall be payable in full within ten (10) days of the date of such invoice.

5. Personnel. XAI shall be an independent contractor and no personnel utilized by XAI in providing services hereunder shall be deemed an employee of INSI. Moreover, neither XAI nor any such person shall be empowered hereunder to act on behalf of INSI. XAI shall have the sole and exclusive responsibility and liability for making all reports and contributions, withholdings, payments and taxes to be collected, withheld, made and paid with respect to persons providing services to be performed hereunder on behalf of INSI, whether pursuant to any social security, unemployment insurance, worker's compensation law or other federal, state or local law now in force and effect or hereafter enacted.

XAI Assistance. INSI agrees to provide XAI with such secretarial, clerical and bookkeeping assistance as XAI may reasonably request and shall otherwise cooperate with XAI personnel in their rendering of services hereunder. INSI further agrees to provide XAI monthly a shareholders list.

7. Term and Termination. This Agreement shall be effective from January 4, 1999, and shall continue in effect for a period of six months thereafter. This Agreement may be renewed upon mutual agreement of the parties.

8. Non-Assignability. The rights, obligations, and benefits established by this Agreement shall not be assignable by either party hereto. This Agreement shall, however, be binding upon and shall inure to the benefit of the parties and their successors.

9. Confidentiality. Neither XAI nor any of its consultants, other employees, officers, or directors shall disclose knowledge or information concerning the confidential affairs of INSI with respect to INSI's business or finances that was obtained in the course of performing services provided for herein.

10. Limited Liability. Neither XAI or INSCI nor any of their respective consultants, other employees, officers or directors shall be liable for consequential or incidental damages of any kind to each other that may arise out of or in connection with any services performed by XAI hereunder.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to the conflicts of law principles thereof or actual domicile of the parties.

12. Notice. Notice hereunder shall be in writing and shall be deemed to have been given at the time when deposited for mailing with the United States Postal Service enclosed in a registered or certified postpaid envelope addressed to the respective party at the address of such party first above written or at such other address as such party may fix by notice given pursuant to this paragraph.

13. No other Agreements. This Agreement supersedes all prior understandings, written or oral, and constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof. No waiver, modification or termination of this Agreement shall be valid unless in writing signed by the parties hereto.

IN WITNESS WHEREOF, INSI and XAI have dully executed this Agreement as of the day and year first above written.

INSCI CORP.

By: /s/ E. Ted Prince
        ----------------------------
        Dr. E. Ted Prince, Chairman


XCEL ASSOCIATES, INC.


By: /s/ Edward t. Whelan
        ----------------------------
        Edward T. Whelan, President

                                OPTION AGREEMENT

         THIS AGREEMENT, made as of this 4th day of January 1999, by and between INSCI Corp. (Company) a Corporation, with its principal place of business located at INSCI Corp., a Corporation with offices located at Two Westborough Business Park, Westborough, MA 01581 and XCEL ASSOCIATES, Inc., a New Jersey Corporation having its principal office at 224 Middle Road, 2nd floor, Hazlet, New Jersey 07730, a consultant to the Company (the "Optionee").

                              W I T N E S S E T H:

         WHEREAS, the Company, in accordance with the Business Consulting Agreement executed by the Company and Optionee on January 4, 1999, grants to the Optionee, in lieu of cash payments of $4,000 per month for a period of six months, for services to be provided by the Optionee, options to purchase shares of the Company's Common Stock.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties agree as follows:

         1. Grant of Options. Subject to all terms and conditions of this Agreement and the Business Consulting Agreement executed by the Company and Optionee on January 4, 1999, the Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of one hundred thousand (100,000) shares (the "Shares") of Common Stock at $1.04, the fair market value of the Common Stock at the date of this grant. The Option is first exercisable in one/sixth increments every thirty days over the term of this agreement, with the first increment being the date of this Agreement.

         2. Expiration. The Option may not be exercised after January 1, 2002 (the "Expiration Date").

         3. Exercise of Option. The Option is first exercisable in one/sixth increments every thirty days over the term of this agreement, with the first increment being the date of this Agreement. Subject to the aforementioned condition, the Option may be exercised, in whole or in part, at any time prior to the Expiration Date or the earlier termination of the Option. If the Option is not exercised to the maximum extent permissible, it shall be exercisable, in whole or in part, with respect to all Shares not so purchased at any time prior to the Expiration Date or the earlier termination of the Option.

         4. Payment of Purchase Price Upon Exercise. The Option granted under this Agreement may be exercised in whole or in part by the Optionee's delivering or mailing to the Company at its principal office, or such other place as the Company may designate, written notice of exercise duly signed by the Optionee. Such exercise shall be effective upon (a) receipt of such written notice by the Company and (b) payment to the Company of the full purchase price in cash.


         5. Issuance and Delivery. The Optionee's written notice to the Company shall state the number of Shares with respect to which the Option is being exercised and specify a date, not less than five (5) or more than fifteen (15) business days after the date of the mailing of such notice, on which the Shares will be taken and payment made therefor. On the date specified in the notice of exercise, the Company shall deliver, or cause to be delivered, to the Optionee (or his personal representative, as the case may be) stock certificates for the number of Shares with respect to which the Option is being exercised, against receipt of payment therefor. Certificates evidencing the Shares issued upon exercise of the Option may contain such legends reflecting any restrictions upon transfer of the Shares evidenced thereby as in the opinion of counsel to the Company may be necessary for the lawful and proper issuance of such certificates. Delivery of the Shares may be made at the office of the Company or at the office of a transfer agent appointed for the transfer of shares of Common Stock.

         6. Transferability. The Option shall not be transferable. The Option shall not be subject, in whole or in part, to attachment, execution or levy of any kind.

No Rights as a Shareholder. Neither the Optionee nor his legal representative shall be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any of the Shares, unless and until certificates representing such Shares shall have been issued and delivered to the Optionee (or his legal representative).

Adjustment. (a) In case, prior to the expiration of the Option by exercise or by its terms, the Company subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either of such cases, the purchase price per share of the Shares issuable upon exercise of the Option in effect at the time of such action shall be proportionately reduced and the number of Shares at that time purchasable pursuant to the Option shall be proportionately increased; and conversely, in the event the Company shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such case, the purchase price per share of the Shares issuable upon exercise of the Option in effect at the time of such action shall be proportionately increased and the number of Shares at that time purchasable pursuant to Option shall be proportionately decreased.

           (b) In case, prior to the expiration of this Option by exercise or by its terms, the Company or a successor corporation shall be consolidated or merge with or convey all or substantially all of its or of any successor corporation's property and assets to any other corporation or corporations (any such corporation being included within the meaning of the term "successor corporation" in the event of any consolidation or merger of any such corporation with, or the sale of all or substantially all of the property of any such corporation to, another corporation or corporations), in exchange for stock or securities of a successor corporation, and if the Company is not the surviving Company, the Optionee shall thereafter have the right to purchase upon the terms and conditions and during the time specified in this Option, in lieu of the Shares theretofore purchasable upon the exercise of this Option, the kind and amount of shares of stock and other securities receivable upon such consolidation, merger or conveyance by a holder of the number of shares of Common Stock which the Optionee might have purchased immediately prior to such consolidation, merger or conveyance. In the event of a sale of the Company, all options shall vest immediately prior to such sale and are exercisable by the Optionee at his election.

         9. Compliance with Law and Regulations. The Option and the obligation of the Company to sell and deliver Shares hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for Shares prior to (i) the listing of such Shares on any stock exchange on which the Common Stock may then be listed and (ii) the completion of any registration or qualification of such Shares under any federal or state law, or any rule or regulation of any government body which the Board of Directors of the Company shall, in its sole discretion, determine to be necessary or advisable. Moreover, the Option may not be exercised if its exercise or the receipt of Shares pursuant thereto, would be contrary to applicable law.

         10. Investment Representation. The Board of Directors of the Company may require the Optionee to furnish to the Company, prior to the issuance of any Shares upon the exercise of any Option, an agreement (in such form as the Board of Directors may specify) in which the Optionee represents that the Shares acquired by the Optionee upon exercise are being acquired for investment and not with a view to the sale or distribution thereof.

         11. Continued Services. Neither this Agreement nor any Option granted hereunder shall confer upon the Optionee any right to continue to render services to the Company or any subsidiary of the Company, or limit in any respect the right of the Company, the Board of Directors of the Company or any subsidiary of the Company to terminate the services of the Optionee at any time.

         12. Notices. Any notice hereunder to the Company shall be addressed to it at its offices, Two Westborough Business Park Westborough, MA 01581 Attn.:
Dr. E. Ted Prince Chairman & CEO and any notice hereunder to Optionee shall be addressed to Edward T. Whelan, President, at 224 Middle Road, 2nd floor, Hazlet, New Jersey 07730, subject to the right of either party to designate at any time hereafter in writing some other address.

         13. Governing Law. This Agreement shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws of the State of New Jersey, without regard to the conflicts of law principles thereof.

         14. Counterparts. This Agreement may be executed in two counterparts each of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have signed this Agreement as of the date and year first above written.

INSCI CORP.

By: /s/ E. Ted Prince
        ----------------------------
        Dr. E. Ted Prince, Chairman

XCEL ASSOCIATES, INC.

By: /s/ Edward T. Whelan
        ----------------------------
        Edward T. Whelan, President